Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Illini Bio-Energy, LLC on Form SB-2 of our report dated January 11, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Springfield, Illinois

February 21, 2006

McGladrey & Pullen LLP serves clients’ global business needs through its membership in
RSM International (an affiliation of separate and independent accounting and consulting firms).